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                                                                   Exhibit 10.17

AGREEMENT made the 20th day of January 1999 BETWEEN the INDUSTRIAL DEVELOPMENT
---------                               -------
AGENCY (IRELAND) having its principal office at Wilton Park House, Wilton Place, Dublin 2 ("IDA") of the first part MODUS MEDIA INTERNATIONAL
KILDARE having its registered office at..................("the Company")
of the second part and MODUS MEDIA INTERNATIONAL HOLDINGS, INCORPORATED having its registered office at..................("the Promoters") of the third part.

WHEREAS:
-------

A. The Company which is controlled by the Promoters has been carrying on at Kildare an industrial undertaking for the production of software/hardware assembly, on demand printing and technology services in accordance with proposals furnished to IDA by the Promoters has applied to IDA for financial assistance towards the cost of expanding its operation which is intended to give employment to 200 persons over a revised base level of 494 jobs ("the Undertaking");

B. The Company and the Promoters having made the necessary enquiries are satisfied and represent to IDA that to the best of their belief there will be available to the Undertaking the relevant resources required for its proper commercial expansion and efficient operation;

C. The Promoters have represented to IDA that the Undertaking will contribute to the development of the Irish economy.

NOW IT IS HEREBY WITNESSED that in consideration of the Company implementing
------------------------
the said proposals and carrying on the Undertaking in accordance with this Agreement, IDA agrees to grant to the Company the sum of 1,800,000 Irish Pounds or the aggregate of 9,000 Irish Pounds for each job created over a base level of 494 in the Undertaking in accordance with Paragraph 7 of the Second Schedule hereto whichever is the lesser ("the grant") subject to the following terms and conditions including those contained in the Schedules hereto:




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1.  DEVELOPMENT OF THE UNDERTAKING:
    ------------------------------
The development of the Undertaking and in particular the provision of employment shall be substantially in accordance with the particulars given in the said proposals.

2.  CONTROL OF THE COMPANY:
    ----------------------
The controlling interest in the Company shall be held directly or indirectly by the Promoters unless otherwise agreed to in writing by IDA.

3.  PROVISION OF ELIGIBLE ASSETS:
    ----------------------------
The provision of the fixed assets shall be as set forth in the First Schedule.

4.  PROMOTERS INVESTMENT:
    --------------------
The Company shall procure or provide for the purposes of the Undertaking:-
4.1  Additional Equity Equivalent of IR(pounds) 1,800,000;
     For the purposes of this Agreement "Equity Equivalent" shall mean the total monies obtained by the Company as follows:-
     4.1.1 cash received by the Company from the Promoters in consideration for the issue at par of fully paid-up Ordinary Shares in the Company; and/or
     4.1.2 retained earnings of the Company capitalised at par as fully paid-up Ordinary Shares in the Company; and/or
     4.1.3 retained earnings of the Company transferred to a special non-distributable reserve account which shall be maintained at the appropriate level for the duration of this Agreement; and/or
     4.1.4 loans from the Promoters on the following terms and conditions ("Subordinated Loans"):-
            4.1.4.1 that no interest on such loans shall be payable by the Company except out of profits which would otherwise be available for dividend;
            4.1.4.2 that no such loans shall be repaid except out of profits of the Company which would otherwise be available for dividend or out of a new loan obtained on the same terms for this purpose, or out of the proceeds of a new issue at par of fully paid-up Ordinary
                     Shares of the Company made for this purpose;
            4.1.4.3 that where any such loans are repaid out of profits, there shall be transferred out of profits which would otherwise




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              have been available for dividend to a special non-distributable reserve account a sum equal to the amount of the loan repaid, and that there shall be no reduction in the amount of such special non-distributable reserve account during the term of this Agreement;
     4.1.4.4 that where any such loans are repaid out of a new loan obtained for this purpose, the new loan shall be subject to these conditions as if it were the original loan;
     4.1.4.5 that in the event of the winding up of the Company the amount of any such loans still outstanding shall be subordinated to the claims of the unsecured creditors of the Company;

     PROVIDED ALWAYS that not less than 25% of the Equity Equivalent shall be
     ---------------
     Ordinary Shares in the Company as specified at Clauses 4.1.1 and/or 4.1.2 above and PROVIDED FURTHER that retained earnings utilised as Equity
              -----------------
     Equivalent as aforesaid shall not include any sum received in respect of the grant or derived from a revaluation of the fixed assets of the Company.

4.2 Such further sums, including working capital, as may be required for the Undertaking.
4.3 The total amount paid from the grant shall at no time exceed the total amount of Equity Equivalent of which at all times not less than 25% shall comprise an amount for issued Ordinary Shares in the Company as aforesaid.


5.   PLANNING PERMISSION AN PREVENTION OF POLLUTION:
     ----------------------------------------------
The Company shall:-
5.1 obtain all relevant permissions prescribed by Local and/or National Authorities and shall comply with all requirements of such permissions and with all Building Regulations and Statutory requirements (if any) required for the Undertaking;
5.2 comply with all statutory requirements and other requirements which IDA reasonably considers to be necessary in relation to environmental controls and the prevention of pollution.




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6.  GUARANTEES:
    -----------
The Company shall not give a guarantee in respect of any borrowings other than borrowings for the purpose of the Undertaking.

7. INSURANCE:
   ----------
The Company shall:-
7.1 keep all the assets insured to their full cost of reinstatement against loss or damage by fire and explosion;
7.2 obtain on commencement of production and in accordance with good commercial practice Consequential Loss Insurance to adequately indemnify the Company against losses and costs resulting from fire and explosion, and
7.3 make arrangements to ensure that IDA will be notified of any failure to renew the insurance specified at Clauses 7.1 and 7.2 hereof and also of any change in such insurance.


8.  RESTORATION OF FIXED ASSETS:
    -----------------------------
If there should be damage to or loss of fixed assets including buildings under construction through fire or explosion or any other cause the insurance or other compensation received by the Company shall be used forthwith to restore to the reasonable satisfaction of IDA the property so damaged or lost and in the event of such compensation being insufficient for that purpose the Company shall make good the deficiency out of its own funds.


9.  NON-DISTRIBUTION OF THE GRANT:
    ------------------------------
The Company shall not distribute by way of dividend on the share capital of the Company or otherwise any sum received in respect of the grant.


10. ROYALTIES OR SIMILAR PAYMENTS:
    ------------------------------
The Company may only make royalty or similar payments on the following terms and conditions:-
10.1 that to the extent that the said royalty and/or similar payments exceed 5% of the Company's net annual sales, such excess shall not be payable except out of profits of the Company which would otherwise be available for dividend; and
10.2 that in the event of winding up of the Company the amount of any such excess accrued or accruing for payment but unpaid shall be




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       subordinated to the claims of the unsecured creditors, including
IDA, of the Company;
PROVIDED ALWAYS that the  provisions of this Clause shall not apply to
---------------
bona fide third party arms length transactions.


11.  PAYMENT OF THE GRANT:
     ---------------------
11.1 The grant shall be paid subject to the following terms and conditions and the Company shall provide evidence satisfactory to IDA:-
     11.1.1 that the Company has been properly incorporated and that its Memorandum and Articles of Association empower the Company to implement this Agreement;
     11.1.2 that the Company has obtained suitable premises for the Undertaking and has title acceptable to IDA to all land and buildings required for the Undertaking;
     11.1.3 that the Company is in compliance with all the terms and conditions of its property agreements, if any, with IDA;
     11.1.4 that the necessary arrangements have been made for the provision of all capital required for the Undertaking as specified at Clause 4 hereof;
     11.1.5 that all Planning Permissions as aforesaid have been obtained and complied with;
     11.1.6 that all requirements for the control of the environment and prevention of pollution as aforesaid have been obtained and complied with;
     11.1.7  that insurance arrangements as aforesaid have been made;
     11.1.8 that the Company has obtained a tax number in the relevant tax district; that it is up to date in its tax affairs with the Revenue Commissioners and prior to payment from the grant it shall submit an up-to-date tax clearance certificate from the Revenue Commissioners;
     11.1.9 that the Company has complied up-to-date with all the provisions of this Agreement;
11.2 Subject to compliance with all the relevant terms of this Agreement the grant shall be paid to the Company in accordance with the arrangements set forth in the Second Schedule hereto




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12.   ACHIEVEMENT OF PROJECTED PERFORMANCE:
      ------------------------------------
            Schedule of Grant Drawdown for the Undertaking
            ----------------------------------------------

                      Base Year     Year 1      Year 2      Year 3
                      ---------     ------      ------      ------
      Period           Ending       Ending      Ending      Ending
      ------           ------       ------      ------      ------
                     31.12.1998    31.12.1999  31.12.2000  31.12.2001
                     ----------    ----------  ----------  ----------

Cumulative Jobs to be   494           609         694         694
created

Maximum Cumulative       -          517,000    1,417,000   1,800,000
Grant Drawdown IR(pounds)



Unless otherwise agreed to by IDA and notwithstanding any other provision in this Agreement:

12.1 The aggregate amount payable from the grant in each period set out above shall not exceed the maximum amount specified for that period.
12.2 The maximum grant drawdown in the period to the end of Year 1 shall be available subject to compliance with the provisions of this Agreement.
12.3 Subject to compliance as aforesaid, payment from the maximum cumulative grant drawdowns in the periods to the end of Years 2 and 3 respectively, shall be conditional upon the cumulative number of Jobs (as set out above) being created by the immediately preceding end of year; in the event of such number of Jobs not having been created by the relevant date no part of the grant drawdown for the following year will be paid to the Company until such number of Relevant Jobs has been created.
12.4 On or after 31 December 2001 the Company and IDA shall review the development of the Undertaking to that date with particular reference to the creation of Jobs in the Company. Should the total number of jobs existing in the Company at the date of review be less than 694, unless otherwise agreed to by IDA and notwithstanding any other provision in this Agreement, all monies paid from the grant on foot of this Agreement in excess of IR(pounds) 9,000 per Job multiplied by the number of Jobs (in excess of 494 Jobs) existing in the Company at the date of review shall be repayable on demand to IDA by the Company (and in the event of default



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      by the Company in making repayment shall be repayable on demand by the
      Promoters) within one month from date of demand.
      For the purposes of this Clause "Jobs" shall mean full-time permanent Jobs existing in the Company at the relevant date.

13.   FURNISHING OF INFORMATION:
      -------------------------
13.1 The Company shall permit the officers and agents of IDA to inspect the fixed assets at all reasonable times during the term of this Agreement and shall furnish to IDA promptly whenever required to do so by IDA all such information and documentary evidence as IDA may from time to time reasonably require to vouch compliance by the Company with any of the terms and conditions of this Agreement.
13.2 The Company acknowledges the right of IDA to consult with relevant third parties to obtain any information it requires relating to the affairs of the Company and/or the Promoters prior to any payment from the grant and to withhold grant payments in the event of such information being unsatisfactory to IDA. The Company and/or the Promoters hereby undertake to instruct such third parties to furnish any such information to IDA, on request.
13.3 The Company and/or the Promoters shall submit Annual Audited Accounts satisfactory to IDA for the duration of this Agreement within six months from the end of the relevant financial year.

14.   NOTICES:
      -------
14.1 The Certificate of an Officer of IDA certifying any decision of IDA taken or made hereunder shall be conclusive evidence of any such decision.
14.2 Any notice by IDA to the Company or the Promoters or vice-versa under this Agreement shall be sent by registered post to the Registered Office of the party for whom it is intended.

15.   CONSENTS:
      --------
15.1 Circumstances requiring the consent, approval or permission of any party hereto shall be interpreted to mean that such consents, approvals or permissions shall not be unreasonably withheld. This provision shall not apply to the provisions of Clause 2 hereof.

15.2 Any variation or modification of any of the terms or conditions herein made at the request of or with the agreement of the Company and with the consent of IDA shall not in any way determine or prejudice the



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      Promoters' liability hereunder PROVIDED that the financial amount of the
      Promoters' said liability shall not be increased without its express agreement in writing.

16.  TERMINATION OF AGREEMENT:
     ------------------------
      This Agreement shall terminate five years from the date of the last payment from the grant.

17.   CANCELLATION AND REVOCATION OF THE GRANT:
      ----------------------------------------
      IDA may stop payment of the grant and/or revoke and cancel or reduce the grant or so much thereof as shall not then have been actually paid to the Company if any one or more of the following events occur:-
17.1 if there be any breach of the terms or conditions of Clause 2 hereof and/or Paragraph 2 of the Third Schedule hereto;
17.2 if the Company should to a material extent be in breach of any of the terms and conditions of this Agreement other than those specified in Clause 17.1 and having failed to establish to the reasonable satisfaction of IDA that such breach was due to force majeure shall not have rectified such breach within 30 days after written notice thereof has been served on the Company;
17.3 if an order is made or an effective resolution is passed for the winding up of the Company;
17.4 if a Receiver or an Examiner is appointed over any of the property of the Company or if a distress or execution is levied or served upon any of the property of the Company and is not paid off within 30 days;
17.5  if the Company should cease to carry on the Undertaking.

If the grant be revoked the Company and/or the Promoters shall repay to IDA on demand all sums received in respect of the grant, and if the grant be reduced the Company and/or the Promoters shall repay to IDA on demand all sums received in excess of the amount of the reduced grant and in either case in default of such repayment such sums shall be recoverable by IDA from the Company and/or the Promoters as a joint and several simple contract debt.

18.   GOVERNING LAW:
      -------------
This Agreement shall be governed by and be construed in accordance with the Laws of Ireland and the parties hereto expressly and irrevocably submit to the jurisdiction of the Irish Courts and the Promoters hereby irrevocably appoint the



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Company to be its attorney for the purpose of accepting service on its behalf of any notice, document or legal process with respect to the Promoters' obligations pursuant to the provisions of Clause 17 (and/or Clause 12) hereof and service of any such document on such attorney shall be deemed for all purposes to be good service.



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                                FIRST SCHEDULE
                                --------------

                PROVISIONS OF FIXED ASSETS FOR THE UNDERTAKING
                ----------------------------------------------

1.            FIXED ASSETS                    ESTIMATED COSTS
                                                    IR(pounds)
1.1           Buildings and Modifications         3,360,000
1.3           New Machinery and                   9,337,000
              Equipment
              Total                              12,697,000

2.   The Company shall:-

2.1 have the construction of the said proposed factory buildings and building modifications for the Undertaking commenced to the satisfaction of IDA not later than 1 April 1999 and completed in a proper and satisfactory manner not later than 31 December 2000;

2.2 Purchase and have installed in a proper and workmanlike manner ready for operation in the said factory buildings all machinery and equipment suitable in all respects required for the Undertaking by 31 December 2000;

2.3  have commenced production in the Undertaking by 31 December 1998.



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                                SECOND SCHEDULE
                                ---------------
                ADDITIONAL TERMS AND CONDITIONS RELATING TO THE
                -----------------------------------------------
                               EMPLOYMENT GRANT
                               ----------------


1. The grant shall be payable in respect of the total number of such jobs as are created in the Company (in accordance with paragraph 7 of this Schedule) provided such jobs are occupied by EU citizens who are subject to Irish taxation.


2. A job for the purposes of grant shall be a permanent full time position in the Undertaking and shall be deemed to be created when a contract of employment has been signed and payment has been made to an employee in respect of work done in the job.


3. The grant in respect of each job created shall be paid in two moieties. The first moiety shall be payable when the job has been created and the second moiety shall be payable when permanent full-time employment in the job for a twelve month period has been completed.


4. Claims for payment of an instalment from the grant may be submitted monthly and shall be certified by the Company's Auditors in an agreed format.


5. The Company shall also submit details of the Company's employment history to date; this shall give such particulars as IDA may require in a format satisfactory to IDA.


6. IDA may at any time within five years from the date of payment of the first moiety of the grant in respect of any job revoke the grant paid in respect of that job if the job should become vacant and remain vacant for a period in excess of six calendar months.



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7.
Job Description     Base Year   Year 1   Year 2
                      1998       1999     2000

Administration and    156        189      218
Support               338        420      476
Operations            494        609      694
Total                 ---        ---      ---




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IN WITNESS WHEREOF the parties hereto have affixed their respective seals the day and year first herein written.



PRESENT when the Seal of the
INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)
was affixed hereto:-


                              /s/ illegible signature
                              ------------------------
                              AUTHORISED OFFICER


                              /s/ illegible signature
                              ------------------------
                              AUTHORISED OFFICER



PRESENT when the Seal of
MODUS MEDIA INTERNATIONAL KILDARE
was affixed hereto:-



                              /s/ illegible signature
                              ------------------------
                              Director


                              /s/ illegible signature
                              ------------------------
                              Director



PRESENT when the Seal of
MODUS MEDIA INTERNATIONAL HOLDINGS, INCORPORATED was affixed hereto:-


                              /s/ Terence M. Leahy
                              ------------------------
                              Director



                              /s/ illegible signature
                              ------------------------
                              Sr Vice President and
                              Chief Financial Officer



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